EXHIBIT 10

            SECOND AMENDMENT TO SETTLEMENT AGREEMENT



     This Agreement is entered into between General Employment Enterprises, Inc. (The "Company") and Leonard and Marlene Chavin (the "Chavins").
     WHEREAS, the Company and Leonard Chavin are parties to a Settlement Agreement dated as of September 27, 1991 (the
"Settlement Agreement") and to an Agreement dated as of October
1, 1993 (the "First Amendment to Settlement Agreement"); and
     WHEREAS, pursuant to the terms of the Settlement Agreement Leonard Chavin made certain Agreements not to solicit proxies and to refrain from other certain acts so long as he and one other person designated by "Chavin" were included in the slate of nominees recommended by the Board to shareholders for election as directors at the annual meeting of shareholders. At the time of the "Agreement", the "Company's" Board of Directors consisted of six members; and
     WHEREAS, the parties believe it to be in the best interest of the Company to increase the number of Directors from six to seven.
     In consideration of the mutual provisions contained herein, the parties agree as follows:
     1. The Company agrees to increase the number of its Directors from six to seven.
     2. The Chavins agree that regardless of the increase in number of Directors in this Second Amendment to Settlement Agreement, they shall still be bound by paragraph 4 of the "Settlement Agreement" providing for Leonard Chavin and one other person to be included in the slate of nominees recommended by the Board to shareholders for election as directors at its annual meeting of shareholders.
     3. This Second Amendment to Settlement Agreement, the First Amendment to Settlement Agreement, and the Settlement Agreement will continue in full force and effect so long as Leonard Chavin remains a member of the Company's Board of Directors or until December 31, 1995, whichever is longer.
     IN WITNESS WHEREOF, the Chavins and the Company have caused this Second Amendment to Settlement Agreement to be duly executed as of 3/24/1995.


Attest:

     /s/  Herbert F. Imhoff        /s/  Leonard Chavin
                                   Leonard Chavin

Attest:

     /s/  B. Urretgui              /s/  Marlene Chavin
                                   Marlene Chavin


                                   General Employment
                                   Enterprises, Inc.

                                   By:

                                   /s/  Herbert F. Imhoff
                                   Herbert F. Imhoff
                                   Chairman of the Board